SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32833

(Commission File Number)

41-2101738

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 26, 2015, TransDigm Group Incorporated (NYSE: TDG) (“TD Group”) completed the acquisition of the Telair Cargo Group of businesses from AAR CORP. (NYSE: AIR) for a total purchase price of approximately $725 million, subject to adjustment (the “Acquisition”). The Acquisition was structured as a purchase of assets located in the United States from AAR CORP. and the purchase of stock of foreign subsidiaries. TD Group financed the acquisition through a combination of existing cash on hand and borrowing of $75 million under its existing revolving credit facility. The execution of the purchase agreement relating to the Acquisition was previously reported on Form 8-Ks filed on February 23, 2015 and February 24, 2015.

Item 7.01	Regulation FD Disclosure

A copy of the March 26, 2015 press release announcing the completion of the Acquisition is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

99.1	Press Release issued March 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President, Chief Financial Officer and Secretary

Date: March 26, 2015

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued March 26, 2015.